Exhibit 99

A. T. CROSS Co.	News Release
Company Contact: Kevin F. Mahoney Senior Vice President, Finance and Chief Financial Officer 401-335-8470	Investor Relations: Dave Mossberg Three Part Advisors, LLC 817-310-0051

FOR IMMEDIATE RELEASE

A.T. CROSS COMPANY ANNOUNCES PRELIMINARY 2012 FINANCIAL

RESULTS AND 2013 FINANCIAL GUIDANCE

•	Expects to meet 2012 EPS guidance of $0.70; +9% vs. 2011
•	2012 revenue growth + 3%
•	Q4 2012 revenue growth +7%; Cross Optical Group +27%
•	2013 EPS guidance of between $0.78 and $0.82 per share

LINCOLN, Rhode Island, January 14, 2013 – A.T. Cross Company (NASDAQ: ATX) announced today that it expects 2012 earnings per share to meet its previously issued earnings per share guidance of $0.70.  Comparatively, the Company reported $0.64 earnings per share in 2011.  Preliminary financial results showed revenue growth in 2012 of 3%, with the Cross Optical Group sales increasing 15% and the Cross Accessory Division sales decreasing 5%.  Complete 2012 financial results are expected to be released on February 20, 2013.

The Company is providing fully diluted earnings per share guidance for 2013 of between $0.78 and $0.82.

Commenting on a successful 2012 and the outlook for growth, David G. Whalen, President and Chief Executive Officer of A.T. Cross said, “Increased investment in our Cross Optical Group continued to drive our positive financial results as we expanded both the Costa and Native brands into new doors and geographies, built the Costa prescription sunglass program, pursued the sports performance apparel market with Costa brand merchandise and introduced several successful new Native products including the Odyssey series with its proprietary N3 lens.   Our confidence in the Optical Group’s business model and growth prospects is very high.”

Mr. Whalen continued, “Cross Accessory Division revenue declined 5% in 2012.  The decline was related to the EMEA region, where due to the weak economic environment in the area, sales declined 19%.  Revenue in the Americas and Asia regions grew 3%.  In the fourth quarter, the trend in Europe improved and we expect this momentum to continue into the new year.  We expect the Cross Accessory Division to grow modestly in 2013.”

The Company’s preliminary 2012 results and certain forward looking information will be presented during the Company’s presentation at the 15th Annual Needham Growth Conference in New York City on Wednesday, January 16, 2013 at 11:30 am (EST).  The presentation will be webcast live and may be accessed on the Company’s website www.cross.com.

About A.T. Cross Company

Building on the rich tradition of its award-winning writing instruments and reputation for innovation and craftsmanship, A.T. Cross Company is a designer and marketer of branded personal and business accessories. A.T. Cross provides a range of distinctive products that appeal to a growing market of consumers seeking to enhance their image and facilitate their lifestyle. A.T. Cross products, including award-winning quality writing instruments, timepieces, business accessories and Costa and Native Eyewear premium sports sunglasses, are distributed in retail and corporate gift channels worldwide. For more information, visit the A.T. Cross website at www.cross.com, the Costa website at www.costadelmar.com and the Native Eyewear website at www.nativeyewear.com.

Statements contained in this release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (including but not limited to statements relating to the expected strength of the Cross Optical business model, the continuation and expected impact of the trending economic growth in Europe on Cross Accessory Division’s sales).  In addition, words such as "believes," "anticipates," "expects," and similar expressions are intended to identify forward-looking statements.  These forward-looking statements are subject to risks and uncertainties, including but not limited to the risk that global economic uncertainty, particularly in Europe, may have a greater negative impact than expected and the overall ability of the Company to deliver on 2013 expectations, and are not guarantees since there are inherent difficulties in predicting future results.  Actual results could differ materially from those expressed or implied in the forward-looking statements.  The information contained in this document is as of January 14, 2013.  The Company assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments.  Additional discussion of factors that could cause actual results to differ materially from management's expectations is contained in the Company's filings under the Securities Exchange Act of 1934.